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                                                                      Exhibit 23

                      CONSENT of INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File No. 333-20747) of the Long Term Savings Plan for Union Employees of our report dated March 28, 1997, on our audits of the financial statements of the Long Term Savings Plan for Union Employees as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the financial statement schedule as of December 31, 1996, which report is included in this annual report on Form 11-K.



                                           COOPERS & LYBRAND L.L.P.



Chicago, Illinois
April 14, 1997